EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and six months ended June 30, 2017. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, LLC’s financial statements for the relevant periods.

	As of June 30, 2017
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,066,200	$—	$4,605	$1,070,805
Cash and cash equivalents held at consolidated funds	—	9,672	—	9,672
Restricted cash	5,023	—	—	5,023
Investments	1,655,812	2,124	(81,097)	1,576,839
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	44,726	—	44,726
Investments, at fair value	—	1,049,836	(307)	1,049,529
Other assets	—	55,810	—	55,810
Carried interest receivable	1,272,488	—	(2,177)	1,270,311
Due from related parties	559,805	—	(277,303)	282,502
Deferred tax assets	8,745	—	589,652	598,397
Other assets	149,270	433	(3)	149,700
Goodwill	88,852	—	—	88,852
Intangible assets, net	19,754	—	—	19,754
Total Assets	$4,825,949	$1,162,601	$233,370	$6,221,920

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$60,089	$—	$5	$60,094
Accrued compensation and benefits	97,515	—	—	97,515
Deferred revenue	116,095	—	—	116,095
Due to related parties	94,287	—	518,485	612,772
Profit sharing payable	581,854	—	—	581,854
Debt	1,358,444	—	—	1,358,444
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	929,658	(44,897)	884,761
Other liabilities	—	61,877	(110)	61,767
Due to related parties	—	2,904	(2,904)	—
Other liabilities	94,658	772	—	95,430
Total Liabilities	2,402,942	995,211	470,579	3,868,732

Shareholders’ Equity:
Apollo Global Management, LLC shareholders' equity:
Preferred shares (11,000,000 units issued and outstanding as of June 30, 2017)	264,398	—	—	264,398
Additional paid in capital	—	—	1,716,138	1,716,138
Accumulated deficit	1,161,795	16,626	(1,933,886)	(755,465)
Accumulated other comprehensive loss	(3,621)	(1,399)	1,998	(3,022)
Total Apollo Global Management, LLC shareholders’ equity	1,422,572	15,227	(215,750)	1,222,049
Non-Controlling Interests in consolidated entities	6,576	152,163	(21,459)	137,280
Non-Controlling Interests in Apollo Operating Group	993,859	—	—	993,859
Total Shareholders’ Equity	2,423,007	167,390	(237,209)	2,353,188
Total Liabilities and Shareholders’ Equity	$4,825,949	$1,162,601	$233,370	$6,221,920

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Six Months Ended June 30, 2017
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees from related parties	$552,363	$—	$(1,515)	$550,848
Advisory and transaction fees from related parties, net	38,696	—	—	38,696
Carried interest income from related parties	487,271	—	(392)	486,879
Total Revenues	1,078,330	—	(1,907)	1,076,423

Expenses:
Compensation and benefits:
Salary, bonus and benefits	207,158	—	—	207,158
Equity-based compensation	45,847	—	—	45,847
Profit sharing expense	202,383	—	—	202,383
Total Compensation and Benefits	455,388	—	—	455,388
Interest expense	26,194	—	—	26,194
General, administrative and other	121,762	5	2	121,769
Placement fees	7,163	—	—	7,163
Total Expenses	610,507	5	2	610,514

Other Income:
Net gains (losses) from investment activities	34,091	(87)	—	34,004
Net gains from investment activities of consolidated variable interest entities	—	7,621	2,619	10,240
Income from equity method investments	56,566	—	(1,177)	55,389
Interest income	2,184	(47)	(712)	1,425
Other income, net	19,401	—	(12)	19,389
Total Other Income	112,242	7,487	718	120,447
Income before income tax (provision) benefit	580,065	7,482	(1,191)	586,356
Income tax provision	(4,419)	—	(33,965)	(38,384)
Net Income	575,646	7,482	(35,156)	547,972
Net income attributable to Non-controlling Interests	(304,803)	(6,293)	—	(311,096)
Net Income Attributable to Apollo Global Management, LLC	270,843	1,189	(35,156)	236,876
Net income attributable to Preferred Shareholders	(4,772)	—	—	(4,772)
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$266,071	$1,189	$(35,156)	$232,104

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended June 30, 2017
	Total Apollo Operating Group Consolidated	VIE & Consolidated Funds	Other (1)	Total Apollo Global Management, LLC Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees from related parties	$282,087	$—	$(782)	$281,305
Advisory and transaction fees from related parties, net	23,629	—	—	23,629
Carried interest income from related parties	128,265	—	(327)	127,938
Total Revenues	433,981	—	(1,109)	432,872

Expenses:
Compensation and benefits:
Salary, bonus and benefits	105,545	—	—	105,545
Equity-based compensation	22,740	—	—	22,740
Profit sharing expense	58,059	—	—	58,059
Total Compensation and Benefits	186,344	—	—	186,344
Interest expense	13,195	—	—	13,195
General, administrative and other	59,724	5	—	59,729
Placement fees	5,258	—	—	5,258
Total Expenses	264,521	5	—	264,526

Other Income:
Net loss from investment activities	(399)	(114)	—	(513)
Net gains from investment activities of consolidated variable interest entities	—	4,554	1,578	6,132
Income from equity method investments	17,418	—	(582)	16,836
Interest income	1,153	(63)	(468)	622
Other income, net	756	—	(14)	742
Total Other Income	18,928	4,377	514	23,819
Income before income tax (provision) benefit	188,388	4,372	(595)	192,165
Income tax (provision) benefit	976	—	(199)	777
Net Income	189,364	4,372	(794)	192,942
Net income attributable to Non-controlling Interests	(97,487)	(3,775)	—	(101,262)
Net Income Attributable to Apollo Global Management, LLC	91,877	597	(794)	91,680
Net income attributable to Preferred Shareholders	(4,772)	—	—	(4,772)
Net Income Attributable to Apollo Global Management, LLC Class A Shareholders	$87,105	$597	$(794)	$86,908

(1) Includes eliminations for VIE and Fund consolidation and entities not included in the Apollo Operating Group.